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                                                                  Execution Copy


                        MORTGAGE LOAN PURCHASE AGREEMENT


        Mortgage Loan Purchase Agreement, dated as of April 1, 1996 (the "Agreement"), between First Union National Bank of North Carolina (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser").

        The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the "Mortgage Loans") as provided herein. The Purchaser intends to deposit them, together with the MLMC Mortgage Loans (as defined below), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes (each, a "Class") of mortgage pass-through certificates (the "Certificates"). One or more "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1996 (the "Cut-off Date"), among the Purchaser as depositor, GE Capital Asset Management Corporation as master servicer (in such capacity, the "Master Servicer"), GE Capital Realty Group, Inc. as special servicer (in such capacity, the "Special Servicer") and Bankers Trust Company of California, N.A. as trustee (the "Trustee"). Concurrently with the purchase of Mortgage Loans pursuant to this Agreement, the Purchaser will also purchase multifamily and commercial mortgage loans pursuant to a Mortgage Loan Purchase Agreement, dated as of April 1, 1996 between Merrill Lynch Mortgage Capital Inc. ("MLMC") and the Purchaser (the "MLMC Agreement"). Such mortgage loans (the "MLMC Mortgage Loans") will likewise be deposited into the Trust Fund. Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

        Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

        SECTION 1. Agreement to Purchase.

        (a) The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A, excluding the Master Servicer Strip on Mortgage Loan No. 124, which has been retained by the entity from which the Seller acquired such Mortgage Loans, shall not be part of REMIC I or REMIC II and shall be distributed pursuant to Section 3.05(a)(xv) of the Pooling and Servicing Agreement. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. (The





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Loans identified  on the Mortgage Loan Schedule shall hereinafter be referred to as the "First Union Mortgage Loans.") The First Union Mortgage Loans will have an aggregate principal balance of $299,697,293 (the "First Union Balance") as of the close of business on the Cut-off Date, after giving effect to any payments due before such date whether or not received. The First Union Balance and the MLMC Balance (as defined in the MLMC Agreement) together equal an aggregate principal balance (the "Initial Pool Balance") of $647,219,459. The purchase and sale of the First Union Mortgage Loans shall take place on April 1, 1996 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The consideration for the First Union Mortgage Loans shall consist of (A) a cash amount equal to 98.79% of the aggregate principal balance of the First Union Mortgage Loans, plus (B) interest accrued on each First Union Mortgage Loan at the related Net Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date, which cash amount shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

        The Purchaser will assign to the Trustee, all of its right, title and interest in and to the First Union Mortgage Loans.

        SECTION 2. Conveyance of Mortgage Loans.

        (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the First Union Mortgage Loans identified on the Mortgage Loan Schedule as of such date. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

        (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date (other than in respect of principal and interest on the First Union Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the First Union Mortgage Loans due on or before the Cut-off Date), shall belong to, and be promptly remitted to, the Seller.

        (c) The Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Trustee, the documents and instruments specified below with respect to each First Union Mortgage Loan (each a "Mortgage File"). All Mortgage


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Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date. Each Mortgage File shall, except as otherwise disclosed on Exhibit B hereto, contain the following documents:

        (i) the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied) to the order of Bankers Trust Company of California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1;

        (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

        (iii) an original or copy of any related Assignment of Leases (with recording information indicated thereon), if such item is a document separate from the Mortgage;

        (iv) an original executed assignment of the Mortgage, any related Assignment of Leases (if such item is a document separate from the Mortgage), and any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Bankers Trust Company of California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1, in recordable form;

        (v) an original assignment of all unrecorded documents relating to the Mortgage Loan in favor of Bankers Trust Company of California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1;

        (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

        (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and



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        (viii)  filed copies of any prior UCC  Financing  Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing
                Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Bankers Trust Company of California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1.

        (d) Within 30 days following the Closing Date, the Purchaser shall submit or cause to be submitted for recordation or filing, as the case may be, in the appropriate public office for real property records or Uniform Commercial Code financing statements, as appropriate, each assignment of Mortgage and each assignment of Assignment of Leases referred to in clauses (iv) and (v) of subsection (c) above and each UCC-2 and UCC-3 in favor of and delivered to the Trustee constituting part of the Mortgage File. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Purchaser or its designee.

        (e) All documents necessary to the servicing of the First Union Mortgage Loans and in the Seller's possession (the "Additional Mortgage Loan Documents") that are not required to be delivered to the Trustee shall be delivered or caused to be delivered by the Seller to the Master Servicer.

        SECTION 3. Representations, Warranties and Covenants of Seller.

        (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

                (i)  The  Seller  is  a  national  banking  association  validly existing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

                (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and,


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        assuming due authorization, execution and delivery hereof by the
        Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a National Banking Association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), or by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

                (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's Articles of Association or By-Laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets.

                (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder.

                (v) The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement.

                (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or


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        the  consummation  of  the  transactions  contemplated by this Agreement and no bulk sale law applies to such transactions.

                (vii) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or adversely affect the performance by the Seller of its obligations under this Agreement.

                (viii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the First Union Mortgage Loans of the Seller to the Purchaser as a sale of the First Union Mortgage Loans to the Purchaser in exchange for consideration consisting of an amount equal to the Seller's pro rata portion of the proceeds of the sale of the Certificates by the Purchaser to the Underwriters (the Seller's pro rata portion to be determined according to the percentage that the First Union Balance represents of the Initial Pool Balance) pursuant to the Underwriting Agreement, dated as of March 29, 1996 (the "Underwriting Agreement") and the Certificate Purchase Agreement, dated as of March 29, 1996 (the "Certificate Purchase Agreement"). The consideration received by the Seller upon the sale of the First Union Mortgage Loans to the Purchaser will constitute reasonably equivalent value and fair consideration for the First Union Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the First Union Mortgage Loans to the Purchaser. The Seller is not selling the First Union Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

                (ix) Immediately prior to the sale of the First Union Mortgage Loans to the Purchaser as herein contemplated, the Seller will have good title thereto and be the sole owner thereof, and such sale will transfer the First Union Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

        (b) The Seller hereby represents and warrants for the benefit of the Purchaser and the Trustee for the benefit of the Certficateholders as of the Closing Date, with respect to each First Union Mortgage Loan, that:

                (i) The Seller has good and marketable title to, and is the sole owner and holder of, the Mortgage Loan.

                (ii) The Seller has full right and authority to sell, assign and transfer the Mortgage Loan.

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                (iii) The information  pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule is true, correct and complete in all material respects as of the Cut-off Date.

                (iv) The Mortgagor, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date.

                (v) The origination, servicing and collection practices used by the Seller or any prior holder of the Note have been in all respects legal, proper and prudent and have met customary industry standards.

                (vi) The Seller is transferring the Mortgage Loan to the Purchaser free and clear of any liens, pledges, charges and security interests.

                (vii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                (viii) The Mortgage Loan complied with all applicable usury and disclosure laws as of the origination date.

                (ix) Each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in the applicable state in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

                (x) The Mortgage File contains an Assignment of Leases, which creates, in favor of the holder of the Note, a valid perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity.



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                (xi) Since the  origination  of the Mortgage  Loan, the terms of the related  Mortgage Note,  Mortgage and Security  Agreements  have not
        been  impaired,  waived,  modified,  altered,  satisfied,   canceled  or
        subordinated by the Seller, the originator or the servicer thereof in any respect, except, in each of the foregoing instances, by written instruments that are a part of the related Mortgage File, recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage and Security Agreements, delivered to the Purchaser.

                (xii) The Mortgage Loan complies with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date (as applicable), and is on a form commonly used by the Seller.

                (xiii) The related Mortgage Note is not secured by any collateral that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other mortgage loans sold pursuant to this Agreement.

                (xiv) The assignment of the related Mortgage to the Trustee constitutes the legal, valid, binding and enforceable assignment of such Mortgage in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                (xv) The Mortgage Loan is not a participation interest in a mortgage loan, but is a whole loan, and the Seller does not own and is not entitled to own any equity interest in the Mortgagor.

                (xvi) The Mortgage Loan does not contain any terms providing for a contingent interest, or negative amortization.

                (xvii) The related Mortgage is a valid and enforceable first mortgage lien on the related Mortgaged Property. Such lien has priority over all other liens and encumbrances (including mechanics or materialmen's liens) except for (A) the lien for current real estate taxes and assessments not yet due and payable and (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage.



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                (xviii) The related  Mortgage  Note and  Mortgage do not require the Mortgagee thereof to release any portion of the related Mortgaged Property that would have a material and adverse affect on the related Mortgage Loan from the lien of the Mortgage except upon payment in full of the Mortgage Loan.

                (xix) Prior to the Cut-off Date, there are no delinquent taxes, assessments or other governmental charges which would be a lien against the related Mortgage Property affecting the related Mortgaged Property or an escrow of funds in an amount sufficient to cover such payments has been established.

                (xx) All escrows, reserves, deposits and other payments relating to the Mortgage Loan are under the control of the Seller or Servicer of such Mortgage Loan and all amounts required under the Mortgage Loan Documents to be deposited by the related Mortgagor have been deposited. All such escrows, reserves, deposits and other payments have been conveyed by the Seller to the Trustee.

                (xxi) (A) Except for certain delinquent payments, none of which was more than thirty (30) days past the date when first due, there was no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the best knowledge of Seller, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration occurred during the preceding twelve months; and (B) the Seller has not waived any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the related Mortgage or the related Mortgage Note, no person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

                (xxii) As of the date of origination, the Mortgage Loan has a Debt Service Coverage Ratio of at least 1.15 and a Loan-to-Value Ratio of not more than 85.00%, as calculated as described in the Prospectus Supplement.

                (xxiii) There is no proceeding known to the Seller to be pending or threatened in writing for the total or partial condemnation of a material part of the related Mortgaged Property, and the Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan.



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                (xxiv)  Each  improvement  located  on or  forming  part  of the related Mortgaged Property complies with applicable zoning ordinances, or constitutes a legal non-conforming use or structure or, if such an improvement does not so comply, such non-compliance does not materially and adversely affect the value or operation of the Mortgaged Property.

                (xxv) None of the improvements included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the related Mortgaged Property, except for certain immaterial encroachments therefrom, and no improvements on adjoining properties materially encroach upon the related Mortgaged Property.

                (xxvi) The related Mortgaged Property is covered by an ALTA lender's title insurance policy or its equivalent, insuring for the benefit of the original holder of the related Note, its successors and assigns that the related Mortgage is a valid first mortgage lien on such Mortgaged Property in the original principal amount of the related Note, subject only to the exceptions stated therein, which do not and will not materially and adversely interfere with (1) the ability of the related Mortgagor timely to pay in full the principal and interest on the related Mortgage Note, or (2) the use of such Mortgaged Property for the use currently being made thereof, or (3) the value of the Mortgaged Property, and such policy is freely assignable to the trustee without the consent of or any notification to the insurer; and such title insurance policy is in full force and effect, and no claims have been made thereunder.

                (xxvii) The related Mortgaged Property is insured by a fire and extended perils insurance policy that provides coverage in an amount not less than the principal balance of the Mortgage Loan.

                (xxviii) The related Mortgaged Property is insured by business interruption or rent insurance, in an amount at least equal to 12 months of operations of such Mortgaged Property and comprehensive general liability insurance in an amount not less than $1 million per occurrence.

                (xxix) The related Mortgaged Property is not located in a flood hazard area as defined by the Federal Insurance Administration or is covered by flood hazard insurance.

                (xxx) The Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. The Seller represents and warrants that, either as of


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        the date of  origination  or the Closing Date,  the fair market value of the property securing the Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan.

                (xxxi) Prepayment Premiums and Yield Maintenance Charges payable with respect to the Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulation Section 1.860G-1(b)(2).

                (xxxii) A Phase I Environmental Site Assessment was performed by or on behalf of the Seller with respect to the related Mortgaged
        Property. Such Phase I Environmental Site Assessment was performed within six (6) months (or 18 months with respect to three (3) of the Mortgaged Properties) prior to their respective dates of origination. A report of such Phase I Environmental Site Assessment has been delivered to the Purchaser, and the Seller, having made no independent inquiry other than reviewing such report, has no knowledge of any material and adverse environmental condition or circumstance affecting the related Mortgaged Property that was not disclosed in such report. To the extent any such condition or circumstance was disclosed, there has been escrowed a sufficient amount of money to cure and remedy such condition or circumstance as recommended in the Phase I or Phase II Environmental Site Assessment.

                (xxxiii) The Mortgage Loan contains a representation made by the Mortgagor in substance that it has not and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner that violates federal, state or local laws, ordinances, regulations or orders. The Mortgage Loan requires that the Mortgagor will defend and hold the holder of the Mortgage and its successors and/or assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred, or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant relating to environmental matters given by the Mortgagor under the related Mortgage except for those resulting from gross negligence or willful misconduct by the holder of the Mortgage. To the best of the Seller's knowledge, the Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws have been issued by any governmental agency or authority, except as disclosed in environmental or engineering assessments, including Phase I Environmental Site Assessments or additional assessments (including Phase II Environmental Site Assessments).

                (xxxiv) To the best of the knowledge of the Seller, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

                (xxxv) No advance of funds has been made directly or indirectly, by the Seller to the Mortgagor other than pursuant to the Note and no funds have been received from any person other than such Mortgagor for or on account of payments due on the Note.

                (xxxvi) The related Mortgage prohibits any sale or transfer of, or further pledge or lien on the related Mortgaged Property, whether equal or subordinate to the lien of the related Mortgage, other than certain non-foreclosable liens fully subordinated to the lien of the Mortgage, without the prior written consent of the holder of such Mortgage. The related Mortgaged Property is not subject to any material subordinate debt known to Seller which is not otherwise subject to a standstill agreement.

                (xxxvii) If the related Mortgaged Property is a retail or multifamily property, based on Mortgagor's representations, tenant estoppel certificates and other documents obtained by the Seller, (i) the information contained in the related schedule of leases or most recent rent roll, as the case may be, is true and correct in all material respects, (ii) all leases set forth therein are in full force and effect, and (iii) no material default by the Mortgagor or the lessees has occurred under such leases, nor, to the best of the Seller's knowledge, is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a material default under the terms of such lease.

                (xxxviii) Any related assignment of leases creates a valid first-priority assignment of or security interest in the right to receive all payments due under the related leases, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment.

                (xxxix) If the principal balance of the Mortgage Loan is greater than $2.5 million, the related Mortgagor is a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the Mortgaged Property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage and the other Mortgage Loan documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person.

                (xl) With respect to any Mortgage Loan that is secured in whole or in part by the interest of a Mortgagor as a lessee under a Ground Lease but not by the related Fee Interest:

                (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

                (B) The Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing
        Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor;

                (C) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Ground Lessee and that any such action without such consent is not binding on the Ground Lessee, its successors or assigns.

                (D) Unless otherwise disclosed to the Purchaser, the Ground Lease does not permit any increase in the amount of rent payable by the Ground Lessee thereunder during the term of the mortgage loan.

                (E) To the best of the Seller's knowledge, at the Closing Date, such Ground Lease is in full force and effect and no default has occurred under such Ground Lease;

                (F) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease or estoppel or consent letter;

                (G) Except as indicated in the related title insurance policy or opinion of title, the ground lessee's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related ground lessor's related fee interest.

                (H)  A  mortgagee   is   permitted  a   reasonable   opportunity
        (including, where necessary, sufficient time to gain possession of the interest of the lessee under such

        Ground Lease) to cure any default under such Ground Lease before the lessor thereunder may terminate such Ground Lease; and

                (I) Such Ground Lease has an original term (including any extension options set forth therein) that extends not less than 10 years beyond the Maturity Date of the related Mortgage Loan.

                (J) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect to a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lessee's mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                (K) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would adversely affect the security provided by the related Mortgage.

                (xli) With respect to any Mortgage Loan that is secured in whole or in part by a Mortgage Property which is operated as a residential health care facility (a "Facility");

                (A) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the related Mortgagor or the operator of the Facility, which is affiliated with such Mortgagor, and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the applicable department of health for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

                (B) The Licenses (a) may not be, and have not been, transferred to any location other than the Facility; (b) have not been pledged as collateral security for any other loan or indebtedness; and (c) are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way.

                (C) As of the date of origination of the Mortgage Loan, the Facility has not received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility, its operator or the Mortgagor or against any officer, director or stockholder of such operator or the Mortgagor by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened the Facility's, the operator's or the Mortgagor's certification for participation in Medicare or Medicaid or the other third-party payors' programs, if such Facility relied on any such programs for a substantial portion of its revenues at the time of origination of the Mortgage Loan.

        (c) If the Seller receives notice of a Document Defect or a Breach (the "Defect/Breach Notice"), then the Seller shall within 90 days after its receipt of the Defect/Breach Notice (i) cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith, or (ii) repurchase the affected First Union Mortgage Loan (or the related mortgaged property) from the Trustee at a price equal to the Purchase Price; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure; and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90-day period. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

        SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

        (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full corporate power and authority and legal right to acquire the First Union Mortgage

Loans from the Seller and to transfer the First Union Mortgage Loans to the Trustee.

        (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (c) Except as may be required under federal or state securities laws (and will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

        (d) None of the acquisition of the First Union Mortgage Loans by the Purchaser, the transfer of the First Union Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement and by the Purchaser, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser's Articles of Incorporation or Bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

        (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Purchaser will report the transfer of the First Union Mortgage Loans by the Seller to the Purchaser as a sale of the First Union Mortgage Loans to the Purchaser in exchange for consideration consisting of an amount equal to the Seller's pro rata portion of the proceeds of the sale of the Certificates by the Purchaser to the Underwriters (the Seller's pro rata portion to be determined according to the percentage that the First Union Balance represents of the Initial Pool Balance) pursuant to the Underwriting Agreement and the Certificate Purchase Agreement.

        SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of

Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 A.M., New York time, on the Closing Date.

        The Closing shall be subject to each of the following conditions:

        (a) All of the representations and warranties of the Seller set forth in Sections 3(a), 3(b) and 3(c) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

        (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

        (c) The Seller shall have delivered and released to the Custodian and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to
Section 2 of this Agreement;

        (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

        (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

        Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the First Union Mortgage Loans on the Closing Date.

        SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

        (a) This Agreement duly executed by the Purchaser and the Seller;

        (b) A Certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that: (1) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the date hereof;

        (c) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

        (d) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that (i) such officer has carefully examined the Prospectus (as defined in the Underwriting Agreement) and nothing has come to his attention that would lead him to believe that the Prospectus, as of the date of the Prospectus Supplement (as defined in the Underwriting Agreement) or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Memorandum (as defined in the Certificate Purchase Agreement) and nothing has come to his attention that would lead him to believe that the Memorandum, as of the date thereof or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (e) The resolutions of the requisite loan committee authorizing the Seller's entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and a certificate of good standing of the Seller issued by the Office of the Comptroller of the Currency of the United States not earlier than sixty (60) days prior to the Closing Date;

        (f) A written opinion of Paul C. Hurdle, III, counsel for the Seller, in form and substance acceptable to the Purchaser and its counsel, with any modifications required by the rating agencies identified in the Prospectus Supplement (the "Rating Agencies"), dated the Closing Date and addressed to the Purchaser, the Underwriters and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

        (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

        SECTION 7. Indemnification.

        (a) The Seller agrees to indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriters within the meaning of either
Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, in any amendment thereof or supplement thereto, the Private Placement Memorandum, Computational Materials or ABS Term Sheets distributed by either Underwriter or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon any information furnished to the Purchaser by the Seller or approved by the Seller, or upon any document delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement (collectively, the "Seller's Information"), it being acknowledged that the statements set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such caption and statements in the Private Placement Memorandum, Computational Materials and ABS Term Sheet, to the extent relating to or based (in whole or in part) on information relating to the First Union Mortgage Loans or the Seller, are to be the only statements made in reliance upon information furnished or approved by the Seller, or upon documents delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement. The Seller further agrees to indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity with reference to the inclusion of information substantially identical to that included in the Prospectus Supplement with respect to the Seller's Information in the Memorandum or any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

        (b) Promptly after receipt by any person entitled to indemnification under this Section 7 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "indemnifying party") under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

        (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

        (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, any of their respective directors or officers, or any person controlling the Purchaser or the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

        (f)  The  Underwriters   shall  be  third-party   beneficiaries  of  the
provisions of this Section 7.

        SECTION 8. Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller's pro rata portion of the aggregate of the following amounts (the Seller's pro rata portion to be determined according to the percentage that the First Union Balance represents the Initial Pool Balance): (i) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus and Memorandum relating to the Certificates; (ii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iii) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (iv) the fees charged by the Rating Agencies to rate the Certificates so rated; (v) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof; and (vi) the cost of obtaining a "comfort letter" from a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the First Union Mortgage Loans and the Seller included in the Prospectus and Memorandum. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

        SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the First Union Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the First Union Mortgage Loans by the Seller to the Purchaser and not as a pledge of the First Union Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the First Union Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the First Union Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the First Union Mortgage Loans, and all amounts payable to the holder of the First Union Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the First Union Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

        SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the First Union Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

        SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

        SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

        SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

        SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

        SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.

        SECTION 17. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                   SELLER

                                   FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA

                                   By:        /s/ Lawrence A. Brown
                                        -------------------------------------
                                   Name:     Lawrence A. Brown
                                   Title:    Senior Vice President

                                   Address for Notices:
                                   One First Union Center
                                   301 South College Street
                                   Charlotte, North Carolina  28288-0600
                                   New York, New York  10281
                                   Attention:
                                   Telecopier No.: (704) 374-6435
                                   Telephone No.:  (704) 383-7721

                                   PURCHASER

                                   MERRILL LYNCH MORTGAGE
                                   INVESTORS, INC.


                                   By:     /s/ Bruce L. Ackerman
                                        -------------------------------------
                                   Name:   Bruce L. Ackerman
                                   Title:  Vice President

                                   Address for Notices:
                                   World Financial Center
                                   New York, New York  10281
                                   Attention:
                                   Telecopier No.: (212) 449-7684
                                   Telephone No.:  (212) 449-5849

                                    EXHIBIT A
                             MORTGAGE LOAN SCHEDULE

                                                                                                                    First Union Only
                                                           MLMI 1996 - C1
                                                       MORTGAGE LOAN SCHEDULE

- ------------------------------------------------------------------------------------------------------------------------------------
Control #  Property Name                             Address                                       City             State   Zipcode
- ------------------------------------------------------------------------------------------------------------------------------------
101        Weavers Mill                              91 Elm Street                                 Manchester         CT     06040
102        Cedar Springs Apartments                  1750 East Karen Avenue                        Las Vegas          NV     89109
103        Desert Springs Apartments                 1500 Karen Avenue                             Las Vegas          NV     89109
104        33 Gold Street                            33 Gold Street                                New York           NY     10038
105        West Kentucky Outlet Center               208 Outlet Avenue                             Eddyville          KY     42038
107        Rancho Vista Retirement and Health Ce     760 East Bobier Drive                         Vista              CA     92084
108        Candletree Apartments                     5280 Tamarack Circle East                     Columbus           OH     43229
109        123 West 44th Street                      123 West 44th Street                          New York           NY     10036
111        Mark Twain                                170 Steamboat Lane                            Ballwin            MO     63011
112        220 East 22nd Street                      220 East 22nd Street                          New York           NY     10010
113        Hunter Mill Plaza                         2946-2952 Chain Bridge Road                   Oakton             VA     22124
207        Wisconsin Rapids - Public Warehouse       1941 Engle Rd.                                Wisconsin Rapids   WI     54494
114        Sierra Apartments and Townhomes           2901 Haine Drive                              Harlingen          TX     78550
216        Northwood Apartments                      4200 Loch Raven Blvd.                         Baltimore          MD     21218
115        Greentree Apartments                      710 Appletree Court                           Claymont           DE     19703
117        Gardner Street Apartments                 75, 84, 88 & 90 Gardner Street                Allston            MA     02134
118        210 East 22nd Street                      210 East 22nd Street                          New York           NY     10010
119        Shops of Dunwoody                         550 Chamblee Dunwoody Road                    Dunwoody           GA     30338
116        Kings Point Plaza                         W. Atlantic Ave. and Carter/Jog               Delray Beach       Fl     33446
120        Yarn Mill                                 210 Pine Street                               Manchester         CT     06040
121        Fox Meadows                               1457 Burke Avenue N.E.                        Grand Rapids       MI     49505
213        Hollyview Apartments                      5555 Hollyview                                Houston            TX     77091
124        Duval Villa                               4305 Duval Street                             Austin             TX     78751
122        Windtree I & II Apartments                3630 and 3631 Brennan Blvd.                   Amarillo           TX     79121
214        Willowbend Apartments                     13949 Bammel North                            Houston            TX     77066
126        Schofield Warehouse                       3606 Concord Avenue                           Schofield          WI     54476
125        Shoppes at Sawgrass Commons               13001-13191 West Sunrise Blvd.                Sunrise            FL     33323
217        Hampton House Apartments                  204 East Joppa Road                           Baltimore County   MD     21286
127        Van Mark Apartments                       3980 Old Sterlington Road                     Monroe             LA     71203
130        Quality Logistics                         1709 I-45 South                               Hutchins           TX     75141
128        Cedar Creek Apartments                    3991 Camino Juliana                           Santa Fe           NM     87501
129        Carroll Plaza Shopping Center             250 Englar Road                               Westminster        MD     21157
131        Cedar Ridge                               2082 Knoll Crest                              Arlington          TX     76014
134        35 Main Street                            35 Main Street                                Westport           CT     06880
135        Hacienda Healthcare                       361 East Grangeville Boulevard                Hanford            CA     93230
136        Sutton Park Apartments                    517 East Edgewood Blvd                        Lansing            MI     48911
137        Zelda Place Shopping Center               2900-3000 Zelda Road                          Montgomery         AL     36116
138        The Spanish Mission Apartments            422 Connell Road                              Valdosta           GA     31602
140        Commerce Plaza                            7000-7034 Commerce Street                     Springfield        VA     22150
141        Blue River Apartments                     1251 Adams Avenue                             Silverthorne       CO     80498
142        Central High School                       30 West Colfax Avenue                         South Bend         IN     46601
143        KMart Plaza                               863 S. Main Street                            Lapeer             MI     48446
144        Hamilton Plaza West                       74 Main Street 680,686 & 700                  Framingham         MA     01701
145        Melody Place Apartments                   6852 Shady Brook Lane                         Dallas             TX     75231

- -------------------------------------------------------------------------------------------------------------------------------
                                                                Remaining
Control #    Cut-off Date       Monthly          Gross     -------------------    Maturity        Ground          Ongoing
               Balance          Payment          Rate       Term       Amort        Date          Lease           Reserves
- -------------------------------------------------------------------------------------------------------------------------------

101          10,903,261.39        80,850.28         8.090       117        357        1/1/06           No          200 per unit
102          10,735,525.86        78,879.69         8.000       118        358        2/1/06           No          238 per unit
103          10,735,525.86        78,879.69         8.000       118        358        2/1/06           No          238 per unit
104          10,025,710.40        77,134.87         8.250       117        327        1/1/06           Yes         325 per unit
105           9,570,125.49        74,891.05         8.125       117        297        1/1/06           No          .10 per sq. ft.
107           7,985,069.45        65,771.49         8.750       118        298        2/1/06           No          256 per unit
108           7,786,890.07        58,533.19         8.000       118        328        2/1/06           No          283 per unit
109           7,680,960.48        58,439.15         8.125       117        327        1/1/06           Yes         435 per unit
111           6,771,112.04        52,483.50         8.000       116        296        12/1/05          No          302 per unit
112           6,584,048.62        50,655.74         8.250       117        327        1/1/06           No          372 per unit
113           6,335,303.75        49,682.07         8.150       117        297        1/1/06           No          .68 per sq. ft.
207           6,294,267.36        52,352.64         8.880       119        299        3/1/06           No          .10 per sq. ft.
114           5,991,772.95        43,650.01         7.910       118        358        2/1/06           No          218 per unit
216           5,545,759.33        43,553.17         8.500        83        329        3/1/03           No          250 per unit
115           5,186,917.85        39,128.33         8.030        81        327        1/1/03           No          275 per unit
117           4,994,634.80        38,177.70         7.875        83        299        3/1/03           No          240 per unit
118           4,838,278.15        37,224.29         8.250       117        327        1/1/06           No          415 per unit
119           4,835,210.54        38,239.83         8.250       117        297        1/1/06           No          .10 per sq. ft.
116           4,772,827.00        40,498.10         9.125       119        299        3/1/06           No          .29 per sq. ft.
120           4,569,389.68        33,883.11         8.090       117        357        1/1/06           No          200 per unit
121           4,542,240.45        33,897.02         7.920       118        328        2/1/06           No          225 per unit
213           4,446,472.08        34,307.09         8.300        83        329        3/1/03           No          200 per unit
124           4,206,822.06        32,209.19         8.420       115        355        11/1/05          No          235 per unit
122           4,133,613.18        31,397.76         8.125       119        329        3/1/06           No          318 per unit
214           4,121,729.73        31,801.52         8.300        83        329        3/1/03           No          200 per unit
126           4,121,246.49        34,278.50         8.880       119        299        3/1/06           No          .10 per sq. ft.
125           4,087,497.57        32,326.46         8.250       117        297        1/1/06           No          .22 per sq. ft.
217           3,900,000.00        30,749.56         8.250       120        300        4/1/06           No          208 per unit
127           3,887,532.98        29,994.98         7.959       117        297        1/1/06           No          200 per unit
130           3,878,000.00        32,212.73         8.875        84        300        4/1/03           No          .10 per sq. ft.
128           3,842,584.21        28,923.76         8.250       297        357        1/1/21           No          200 per unit
129           3,818,219.88        30,454.50         8.375        83        299        3/1/03           No          .16 per sq. ft.
131           3,738,330.27        29,254.32         8.125       117        297        1/1/06           No          370 per unit
134           3,585,607.99        28,685.55         8.375       116        296        12/1/05          No          .41 per sq. ft.
135           3,496,942.54        29,672.05         9.125       119        299        3/1/06           No          250 per unit
136           3,394,285.42        25,514.47         8.000       118        328        2/1/06           No          289 per unit
137           3,303,473.93        25,943.57         8.500       119        329        3/1/06           No          .25 per sq. ft.
138           3,297,349.92        25,282.59         8.230       119        329        3/1/06           No          307 per unit
140           3,165,119.63        24,768.65         8.125       117        297        1/1/06           No          .75 per sq. ft.
141           3,125,891.23        23,240.16         8.125       298        358        2/1/21           No          200 per unit
142           3,016,025.81        22,408.57         8.125       299        359        3/1/21           Yes         200 per unit
143           3,001,400.93        23,462.56         8.100       116        296        12/1/05          No          .20 per sq. ft.
144           2,994,045.04        23,904.63         8.375       118        298        2/1/06           No          .14 per sq. ft.
145           2,873,211.71        22,723.13         8.250       297        297        1/1/21           No          205 per unit

- ------------------------------------------------------------------
Control #       Servicing       Subserv      Strip     Subservicer
                  Fees            Fee
- ------------------------------------------------------------------

101              0.0775         0.1250                    Arbor
102              0.0775         0.0550                    GMAC
103              0.0775         0.0550                    GMAC
104              0.0775         0.0400                    First Union
105              0.0775         0.0400                    GMAC
107              0.0775         0.0400                    First Union
108              0.0775         0.0400                    First Union
109              0.0775         0.0400                    First Union
111              0.0775         0.0400                    First Union
112              0.0775         0.0400                    First Union
113              0.0775         0.0400                    First Union
207              0.0775         0.0400                    First Union
114              0.0775         0.1250                    Arbor
216              0.0775         0.0750                    GMAC
115              0.0775         0.0400                    First Union
117              0.0775         0.0400                    First Union
118              0.0775         0.0400                    First Union
119              0.0775         0.0400                    First Union
116              0.0775         0.0400                    First Union
120              0.0775         0.1250                    Arbor
121              0.0775         0.0750                    GMAC
213              0.0775         0.0750                    GMAC
124              0.0775         0.1250      0.2350        Arbor
122              0.0775         0.0400                    First Union
214              0.0775         0.0750                    GMAC
126              0.0775         0.0400                    First Union
125              0.0775         0.0400                    First Union
217              0.0775         0.0750                    GMAC
127              0.0775         0.0400                    First Union
130              0.0775         0.0400                    First Union
128              0.0775         0.0400                    First Union
129              0.0775         0.0400                    First Union
131              0.0775         0.0400                    First Union
134              0.0775         0.0400                    First Union
135              0.0775         0.0400                    First Union
136              0.0775         0.0400                    First Union
137              0.0775         0.0400                    First Union
138              0.0775         0.0400                    First Union
140              0.0775         0.0400                    First Union
141              0.0775         0.0400                    First Union
142              0.0775         0.0400                    First Union
143              0.0775         0.0400                    First Union
144              0.0775         0.0400                    First Union
145              0.0775         0.0400                    First Union


                                                                                                          First Union Only
- ------------------------------------------------------------------------------------------------------------------------------------
Control #  Property Name                             Address                                       City             State   Zipcode
- ------------------------------------------------------------------------------------------------------------------------------------

147        Liberty West                              3526 Langrehr Road                            Baltimore          MD     21244
148        Spencerwood Shopping Center               9695 Spencer Highway                          Deer Park          TX     77536
149        Brookshire Apartments                     3915 Hunters Ridge Road                       Lansing            MI     48911
150        Terrace View VI                           6800-C Hunt Club Road                         Blacksburg         VA     24060
152        Kinsor Towers                             1169 Ocean Avenue                             Brooklyn           NY     11230
153        1112 M Street                             1112 M Street                                 Washington         DC     20005
154        Lakeview Village Apartments               8831 North 96th Street                        Milwaukee          WI     53224
155        Mark Greenville Apartments                481 Cypress Lane                              Greenville         MS     38701
156        Palm Oasis Apartments                     802 North 30th Street                         Phoenix            AZ     85008
158        Village @ Eland                           Route 113 & Ross Lane                         Phoenixville       PA     19460
157        Discovery Zone Center                     20-30 Backus Avenue                           Danbury            CT     06810
160        Huntington Retirement Hotel               20920 Earl Street                             Torrance           CA     90503
161        Waples Mobile Home Park                   Lee Higway (Route 29) at Via Drive            Fairfax            VA     22030
162        Royale Apartments                         3593 Buford Highway                           Atlanta            GA     30329
166        Roebuck Shopping Center                   9323-9333 Parkway East                        Birmingham         AL     35215
167        The Courtyard                             3600 Woodman Drive                            Grand Chute        WI     54914
168        Fiesta Del Norte Shopping Center          6001 San Mateo Blvd.                          Alberquerque       NM     87109
170        Stephenson Mill                           322 East Colfax                               South Bend         IN     46601
171        2881-2883 Third Avenue                    2881-2883 Third Avenue                        Bronx              NY     10455
172        Angels for the Elderly                    44, 48, 52 Angels Court                       Montgomery         AL     36109
174        Graystone Apartments                      1109 San Marcus Parkway                       San Marcus         TX     78667
173        Bull Run Mobile Home Park                 7410 Old Centreville Rd. (Route 616)          Manassas           VA     22110
215        690 Gerard Avenue                         690 Gerard Avenue                             Bronx              NY     10451
176        Pinedale II Apartments                    384 Cedar Street                              Menomonie          WI     54028
185        Peachtree Avenue Apartments               23-25-26-29-33 Peachtree Avenue               Atlanta            GA     30305
179        Park East Apartments                      508 San Pablo Drive                           Las Vegas          NV     89119
180        1102-1130 Washington Street               1102-1130 Washington Street                   Boston             MA     02116
182        Kendale                                   1037 Maiden Choice Lane                       Baltimore          MD     21229
181        111 East 167th Street                     111 East 167th Street                         Bronx              NY     10452
186        Westgate Manor Apartments                 7208 Southwest 34th Avenue                    Amarillo           TX     79109
212        Morningstar                               123 & 135 White Drive                         Tallahassee        FL     32304
187        Omni Apartments                           4602 54th Street, Lubbock County              Lubbock            TX     79414
184        Riverloft                                 550-555 Pearl Street                          Reading            PA     19602
110        Wisconsin Rapids - Int'l Paper            2810 Industrial Street                        Wisconsin          WI     54495
188        St. Croix Apartments                      200 Oak Street                                Woodville          WI     54028
192        Western Oaks Apartments                   4601 52nd Street, Lubbock County              Lubbock            TX     79414
191        Escondido Manor Apartments                4280 Escondido Street                         Las Vegas          NV     89119
211        Pinecrest West                            1380 Ocala Road                               Tallahassee        FL     32304
210        Castle Cove                               2001-2057 Castle Drive                        Garland            TX     75040
199        Rivertree Park                            3627 Manchaca Road                            Austin             TX     78704
195        101-109 State Street                      101-109 State Street                          Boston             MA     02109

- -------------------------------------------------------------------------------------------------------------------------------
                                                                Remaining
Control #    Cut-off Date       Monthly          Gross     -------------------    Maturity        Ground          Ongoing
               Balance          Payment          Rate       Term       Amort        Date          Lease           Reserves
- -------------------------------------------------------------------------------------------------------------------------------

147           2,840,784.23        21,874.07         8.250       116        326        12/1/05          No          250 per unit
148           2,739,445.90        22,375.87         8.625       116        296        12/1/05          No          .10 per sq. ft.
149           2,695,664.54        20,722.80         8.250       118        328        2/1/06           No          261 per unit
150           2,584,359.58        19,608.74         8.085       116        326        12/1/05          No          295 per unit
152           2,542,224.10        20,105.48         8.250       117        297        1/1/06           No          400 per unit
153           2,541,564.41        19,353.22         8.125       116        326        12/1/05          No          242 per unit
154           2,524,939.12        19,410.36         8.250       118        328        2/1/06           No          245 per unit
155           2,504,555.93        18,924.93         8.039       116        326        12/1/05          No          214 per unit
156           2,496,718.23        18,562.43         8.125       298        358        2/1/21           No          200 per unit
158           2,237,738.72        17,661.28         8.250        83        299        3/1/03           No          .18 per sq. ft.
157           2,216,104.94        17,729.27         8.375       116        296        12/1/05          No          .39 per sq. ft
160           2,098,165.52        17,803.23         9.125       119        299        3/1/06           No       301.71 per unit
161           1,893,917.49        14,601.63         7.950       117        297        1/1/06           No           47 per unit
162           1,893,441.10        14,116.14         7.890       116        326        12/1/05          No          297 per unit
166           1,748,304.36        14,091.47         8.500       119        299        3/1/06           No          .25 per sq. ft.
167           1,747,598.32        13,316.47         8.375       296        356        12/1/20          No          150 per unit
168           1,714,806.07        13,630.38         8.310       117        297        1/1/06           No          .35 per sq. ft.
170           1,613,943.57        11,991.33         8.125       299        359        3/1/21           Yes         200 per unit
171           1,596,951.70        13,018.69         8.625       118        298        2/1/06           No          .10 per sq. ft.
172           1,512,621.20        12,576.09         8.875       119        299        3/1/06           No          250 per unit
174           1,495,471.85        11,901.16         8.625       116        326        12/1/05          No          280 per unit
173           1,495,198.02        11,527.60         7.950       117        297        1/1/06           No           31 per unit
215           1,482,000.00        11,933.47         8.500        84        300        4/1/03           No          360 per unit
176           1,458,804.75        11,080.67         8.125       299        329        3/1/21           No          175 per unit
185           1,398,527.91        10,805.43         8.000        83        299        3/1/03           No          200 per unit
179           1,374,687.77        10,604.69         8.280       117        327        1/1/06           No          202 per unit
180           1,369,613.95        11,071.87         8.500       116        296        12/1/05          No          .16 per sq. ft.
182           1,352,722.72        10,407.45         8.250       117        327        1/1/06           No          200 per unit
181           1,350,000.00        10,870.57         8.500        84        300        4/1/03           No          308 per unit
186           1,295,915.77         9,962.30         8.250       118        328        2/1/06           No          284 per unit
212           1,292,940.65         9,820.81         8.125       119        329        3/1/06           No          206 per unit
187           1,292,920.59         9,939.27         8.250       118        328        2/1/06           No          258 per unit
184           1,263,034.20         9,919.14         8.500       119        329        3/1/06           No          255 per unit
110           1,173,930.82         9,764.18         8.880       119        299        3/1/06           No          .10 per sq. ft.
188           1,138,825.44         8,893.31         8.125       299        299        3/1/21           No          175 per unit
192           1,025,160.05         7,786.83         8.125       119        329        3/1/06           No          267 per unit
191           1,019,543.47         7,865.02         8.280       117        327        1/1/06           No          240 per unit
211           1,019,164.96         7,741.29         8.125       119        329        3/1/06           No          308 per unit
210             907,041.10         7,825.35         8.375       118        238        2/1/06           No          276 per unit
199             830,000.00         6,840.72         8.780       120        300        4/1/06           No          293 per unit
195             797,705.55         6,509.35         8.625       117        297        1/1/06           No          .27 per sq. ft.

Totals/Wtg.
Averages:   --------------     ------------        ------       ---        ---
85 Loans    299,697,292.72     2,324,865.58        8.2628       126        321


- ------------------------------------------------------------------
Control #       Servicing       Subserv      Strip     Subservicer
                  Fees            Fee
- ------------------------------------------------------------------

147              0.0775         0.0400                    First Union
148              0.0775         0.0400                    First Union
149              0.0775         0.0400                    First Union
150              0.0775         0.0400                    First Union
152              0.0775         0.0400                    First Union
153              0.0775         0.0400                    First Union
154              0.0775         0.0400                    First Union
155              0.0775         0.0400                    First Union
156              0.0775         0.0400                    First Union
158              0.0775         0.0400                    First Union
157              0.0775         0.0400                    First Union
160              0.0775         0.0400                    First Union
161              0.0775         0.0400                    First Union
162              0.0775         0.0400                    First Union
166              0.0775         0.0400                    First Union
167              0.0775         0.0400                    First Union
168              0.0775         0.0400                    First Union
170              0.0775         0.0400                    First Union
171              0.0775         0.0400                    First Union
172              0.0775         0.1250                    Continental Wingate
174              0.0775         0.0400                    First Union
173              0.0775         0.0400                    First Union
215              0.0775         0.0400                    First Union
176              0.0775         0.0400                    First Union
185              0.0775         0.0400                    First Union
179              0.0775         0.0400                    First Union
180              0.0775         0.0400                    First Union
182              0.0775         0.0400                    First Union
181              0.0775         0.0400                    First Union
186              0.0775         0.0400                    First Union
212              0.0775         0.0400                    First Union
187              0.0775         0.0400                    First Union
184              0.0775         0.0400                    First Union
110              0.0775         0.0400                    First Union
188              0.0775         0.0400                    First Union
192              0.0775         0.0400                    First Union
191              0.0775         0.0400                    First Union
211              0.0775         0.0400                    First Union
210              0.0775         0.0400                    First Union
199              0.0775         0.0400                    First Union
195              0.0775         0.0400                    First Union


Note:
"Servicing Fees" includes Master Servicing Fee and Trustee Fee